                                                                 Exhibit (e)(12)

                                                       REINSTATEMENT APPLICATION
                                                   FOR INDIVIDUAL LIFE INSURANCE
(AIG LOGO)

[ ] AMERICAN GENERAL LIFE INSURANCE COMPANY, 2727-A Allen Parkway,
    Houston, TX 77019

[ ] THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK,
    One World Financial Center, 200 Liberty St., New York, NY 10281

A member of American International Group, Inc. (AIG)

Mailing Instructions: Send form(s) to P.O. Box 305355 o Nashville, TN 37230-5355 Faxing Instructions: Fax form(s) to 615-749-2941
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The insurance company checked above ("Company") is responsible for the obligation and payment of benefits under any policy that it may issue. No other company is responsible for such obligations or payments.
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POLICY NUMBER(S) _______________________________________________________________

SECTION I - GENERAL INFORMATION:

  A. PRIMARY INSURED

First Name __________________________ MI ____ Last Name______________________________ SSN ___________________________

Gender [ ] M  [ ] F  Birthplace (US State, or country) ___________________________________ Date of Birth ____________

TOBACCO USE: Have you ever used any form of tobacco or nicotine products?............................ [ ] yes  [ ] no

Type and Quantity used _________________  If yes, a current user?   [ ] yes [ ] no If no, date of last use __________

U.S. Citizen or Permanent Resident (Green Card holder)  [ ] yes  [ ] no

If no, Country of Citizenship _________________ Date of Entry __________ Visa Type __________ (Copy of Visa Required)
                                            [ ] CHECK HERE IF NEW ADDRESS

Address ___________________________________________________ City ____________________ State______ ZIP _______________

Primary Phone ______________________ Alternate Phone________________________ Email __________________________________

Employer ________________________________________________    Occupation _____________________________________________

Personal Earned Income $ _______ Net Worth $ _______ Personal Earned Income means monies received for work performed.

  B. OTHER INSURED Complete if spouse or Additional Insured covered under the policy

First Name __________________________ MI ____ Last Name______________________________ SSN ___________________________

Relationship to Primary Insured______________________________________________________________________________________

Gender [ ]  M [ ]  F Birthplace (US State, or country) _______________________________________ Date of Birth ______________

TOBACCO USE: Have you ever used any form of tobaccos or nicotine products? .........................  [ ] yes  [ ] no

Type and Quantity used ____________ If yes, a current user? [ ] yes [ ] no  If no, date of last use _______________

U.S. Citizen or Permanent Resident (Green Card holder)  [ ] yes  [ ] no

If no, Country of Citizenship _________________ Date of Entry __________ Visa Type __________ (Copy of Visa Required)

Address ___________________________________________________ City ____________________ State______ ZIP _______________

Primary Phone ______________________ Alternate Phone________________________ Email __________________________________

Employer ________________________________________________    Occupation _____________________________________________

Personal Earned Income $ __________ Net Worth $ ____________ Personal Earned Income means monies received for work performed.

  C. CHILD INFORMATION Complete information for all children covered by child rider

                                                                                    Birth Weight
                                                   Date                            (if less than
         Name: First, Middle Initial, Last  Age  of Birth  Gender  Height  Weight   1 year old)
         ---------------------------------  ---  --------  ------  ------  ------  -------------
Child 1
Child 2
Child 3
Child 4


 ICC15-108250                     Page 1 of 4                         (BAR CODE)

  D. OWNER INFORMATION  Complete if the Primary Insured is not the Owner

First Name _______________________________ MI ____ Last Name______________________ SSN/TIN __________________________
                                                [ ]  CHECK HERE IF NEW ADDRESS

Address ___________________________________________________ City ____________________ State______ ZIP _______________

Primary Phone ______________________ Alternate Phone________________________ Email __________________________________

If owner is a trust please designate information for the Name, Tax ID, Current
Trustee and Date of Trust in the Special Remarks section and complete the Certification of Trust. If the owner is a business, complete the Business
Certification

  E. PREMIUM PAYMENT ENCLOSED

[ ] yes  [ ] no    Mode__________________________ Premium _________________________ Due Date ________________________

                   Amount $ ____________________ Check #________________________

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SECTION II:

  A. BACKGROUND INFORMATION - FOR ALL COVERED PERSONS

COMPLETE QUESTIONS 1 THROUGH 12 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THE POLIC(IES) SHOWN ABOVE. IF AN ANSWER OF YES APPLIES TO ANY INSURED PROVIDE DETAILS. YOU MAY BE ASKED TO COMPLETE AND SUBMIT AN ADDITIONAL FORM.

  1.  Have you ever used cocaine, heroin, methamphetamine, hallucinogens, stimulants or any other
      habit-forming drug except as prescribed by a medical professional? ........................     [ ] yes  [ ] no
  2.  Have you ever sought or received medical advice, counseling or treatment by a medical professional to discontinue or reduce the use of alcohol or drugs, including prescribed
      controlled substances? ....................................................................     [ ] yes  [ ] no
  3.  In the past five years, have you pled guilty or been convicted of any driving violations to
      include driving under the influence of alcohol or drugs? ..................................     [ ] yes  [ ] no
  4.  In the past five years, have you flown as a pilot, student pilot or crew member of any
      aircraft, or have any intention to do so in the next two years? ...........................     [ ] yes  [ ] no
  5.  In the past five years, have you engaged in motor sports events or racing (auto, truck, motorcycle, boat, etc.); rock or mountain climbing; skin or scuba diving; aeronautics
      (hang-gliding, sky diving, parachuting, ultra light, soaring, ballooning,) or have any
      intention to do so in the next two years? .................................................     [ ] yes  [ ] no
  6.  Do you intend to travel or reside outside of the United States or Canada within the next
      two years? ................................................................................     [ ] yes  [ ] no
  7.  Have you ever requested or received a pension, benefits, or payments because of an injury,
      sickness, or disability in the past 5 years? ..............................................     [ ] yes  [ ] no
  8.  Have you ever filed for bankruptcy, or have the intention to seek bankruptcy protection
      within the next 12 months? ................................................................     [ ] yes  [ ] no
  9.  Have you ever been convicted of, or currently charged with, a felony or misdemeanor? ......     [ ] yes  [ ] no
 10.  Is there an intention that any party, other than the Owner or Beneficiary, will obtain any right, title, or interest in any policy issued on the life of any Proposed Insured as a
      result of this application? ...............................................................     [ ] yes  [ ] no
 11.  Does the Owner or any Proposed Insured intend to finance any of the premium required to pay
      for this policy through a financing or loan agreement? ....................................     [ ] yes  [ ] no
 12.  Is the Owner, any Proposed Insured, or any person or entity, being paid (cash, services,
      etc) as an incentive to enter into this transaction? ......................................     [ ] yes  [ ] no

      DETAILS: ______________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
      _______________________________________________________________________________________________________________

  B. EXISTING COVERAGE

  1.  DOES ANY PROPOSED INSURED HAVE ANY EXISTING LIFE INSURANCE POLICIES? ......................     [ ] YES  [ ] NO
  2.  IF QUESTION 1 IS ANSWERED "YES", PLEASE PROVIDE THE FOLLOWING INFORMATION:

     NAME OF             TYPE         YEAR       FACE      INSURANCE     CONTRACT OR
PROPOSED INSURED      (SEE BELOW)   OF ISSUE    AMOUNT      COMPANY       POLICY
#
----------------      ----------    --------   -------     ---------     ----------

----------------      ----------    --------   -------     ---------     ----------

TYPE: I= individual, B= business, G= group

ICC15-108250                   Page 2 of 4                            (BAR CODE)

 C. MEDICAL INFORMATION

   1. PRIMARY INSURED: Height ____ft ____in Weight ____ lbs Change of weight in last year? [ ] None Gain: ____ lbs Loss: ____ lbs
      OTHER INSURED:   Height ____ft ____in Weight ____ lbs Change of weight in last year? [ ] None Gain: ____ lbs Loss: ____ lbs

   2. Name and address of personal physician
      PRIMARY INSURED: __________________________________________________________________________________________________________
      OTHER INSURED: ____________________________________________________________________________________________________________

   3. Date, reason, findings and treatment at last visit
      PRIMARY INSURED: __________________________________________________________________________________________________________
      OTHER INSURED: ____________________________________________________________________________________________________________

COMPLETE QUESTIONS 4 THROUGH 8 FOR ALL PROPOSED INSUREDS WHO ARE COVERED BY THIS POLICY. IF AN ANSWER OF YES APPLIES TO ANY INSURED PROVIDE DETAILS SUCH AS DATE OF FIRST DIAGNOSIS, NAME AND ADDRESS OF DOCTOR, TESTS PERFORMED, TEST RESULTS, MEDICATION(S) OR RECOMMENDED TREATMENT.

4. HAVE YOU EVER BEEN DIAGNOSED AS HAVING, BEEN TREATED FOR, OR CONSULTED A
   MEMBER OF THE MEDICAL PROFESSION FOR:
   A. coronary artery disease, heart attack, chest pain, shortness of breath,
      irregular heartbeat, heart  murmur, or other disorder or disease of the heart?  ............    [ ] yes  [ ] no
   B. blood clot, clotting disorder, aneurysm, stroke, transient ischemic attack (TIA), peripheral vascular disease, or other disease, disorder or blockage of the arteries or
      veins? .....................................................................................    [ ] yes  [ ] no
   C. cancer, leukemia, lymphoma, tumors or growths, masses, cysts or other similar
      abnormalities? .............................................................................    [ ] yes  [ ] no
   D. pituitary, thyroid, adrenal, or disease or disorder of any other glands? ...................    [ ] yes  [ ] no
   E. anemia, hemophilia, sickle cell anemia, or other disease or disorder of the blood,
      lymphatic system or immune system? .........................................................    [ ] yes  [ ] no
   F. colitis, Crohn's disease, hepatitis, colon polyps, or any disorder of the throat, esophagus,
      gall bladder, stomach, liver, pancreas or intestine? .......................................    [ ] yes  [ ] no
   G. disorder of the kidneys, bladder, prostate or reproductive organs or protein or blood in
      the urine? .................................................................................    [ ] yes  [ ] no
   H. asthma, chronic bronchitis, emphysema, chronic obstructive pulmonary disease (COPD), cystic
      fibrosis, sleep apnea or other breathing or lung disorder? .................................    [ ] yes  [ ] no
   I. seizures, cerebral palsy, Down syndrome, autism spectrum disorder, Parkinson's disease, multiple sclerosis, severe headaches, disorder or injury of the brain, spinal cord or
      nervous system? ............................................................................    [ ] yes  [ ] no
   J. attention deficit hyperactivity disorder (ADHD), memory loss, dementia or
      Alzheimer's disease? .......................................................................    [ ] yes  [ ] no
   K. anxiety, eating disorder, depression, suicide attempt, bipolar disease, post-traumatic stress disorder (PTSD), hallucinations, psychosis, schizophrenia, or other psychiatric
      conditions? ................................................................................    [ ] yes  [ ] no
   L. arthritis, muscle disorders, Amyotrophic Lateral Sclerosis (ALS), fibromyalgia, muscular dystrophy, chronic pain, connective tissue disease, autoimmune disease or other bone or
      joint disorders? ...........................................................................    [ ] yes  [ ] no
   M. glaucoma, macular degeneration, optic neuritis or any disorder of the eyes, ears or skin? ..    [ ] yes  [ ] no
      DETAILS: ______________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
5. Other than previously stated, have you taken any medications, had treatment or therapy or
   been under medical observation within the past 12 months? .....................................    [ ] yes  [ ] no
      DETAILS: ______________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
6. Have you ever tested positive for the Human Immunodeficiency Virus (HIV) or been diagnosed or treated by a member of the medical profession for Acquired Immune Deficiency
   Syndrome (AIDS)? ..............................................................................    [ ] yes  [ ] no
      DETAILS: ______________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
7. Other than previously stated, in the past 5 years, have you been advised by a member of the medical profession concerning any abnormal diagnostic test results, been advised to see a specialist, or been advised to have any diagnostic test, hospitalization, surgery, or treatment that was NOT completed (except for those tests related to the Human Immunodeficiency Virus),
   or do you have any test results pending? ......................................................    [ ] yes  [ ] no
      DETAILS: ______________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
8. Within the last 5 years have you been treated for or been diagnosed by a member of the medical
   profession for any other medical, physical, or psychological condition NOT disclosed above? ...    [ ] yes  [ ] no
      DETAILS: ______________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
      _______________________________________________________________________________________________________________
D. SPECIAL REMARKS: USE THIS SPACE TO PROVIDE ANY ADDITIONAL COMMENTS OR REMARKS NOT GIVEN IN DETAIL ABOVE
_____________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________

ICC15-108250                   Page 3 of 4                            (BAR CODE)

   AGREEMENT, AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION AND SIGNATURES

      I, the Primary Insured (and any Owner or Other Insured signing below) acknowledge that I have read the statements contained in this application and any attachments or they have been read to me. My answers to the questions in this application are true and complete to the best of my knowledge and belief. I understand that no information about me will be considered to have been given to the Company by me unless it is stated in the application. I agree to notify the Company of any changes in the statements or answers given in the application between the time of application and delivery of any policy. I understand that any misrepresentation contained in this application and relied on by the Company may be used to reduce or deny a claim or void the policy if: (1) such misrepresentation materially affects the acceptance of the risk; and (2) the policy is within its contestable period.

      I understand and agree that no agent is authorized to accept risks or pass upon insurability, make or modify contracts, or waive any of the Company's rights or requirements.

      I have received a copy of or have been read the Notices to the Proposed Insured(s).

      I authorize any medical professional; any hospital, clinic or other health care facility; any pharmacy benefit manager or prescription database; any insurance or reinsurance company; any consumer reporting agency or insurance support organization; my employer; the Medical Information Bureau (MIB); or any other person or organization that has any records or knowledge of me or my physical or mental health or insurability, or that of any minor child for whom application for insurance is being made, to disclose and give to the Company, its legal representatives, its affiliated service companies, and its affiliated insurers all information they have pertaining to: medical consultations; treatments; surgeries; hospital confinements for physical and/or mental conditions; use of drugs or alcohol; drug prescriptions; or any other information concerning me, or any minor child for whom application for insurance is being made. Other information may include, but is not limited to, items such as: personal finances including credit as permitted; habits; hazardous avocations; motor vehicle records from the Department of Motor Vehicles; court records; or foreign travel, etc.

      I understand that the information obtained will be used by the Company to determine: (1) eligibility for insurance; (2) eligibility for benefits under an existing policy; and (3) verification of answers and statements on this application. I further authorize the Company to conduct a media or electronic search on me. Any information gathered during the evaluation of my application may be disclosed to: other insurers to whom I may apply for coverage; reinsurers; the MIB; other persons or organizations performing business or legal services in connection with my application or claim; me; any physician designated by me; or any person or entity required to receive such information by law or as I may further consent.

      I, as well as any person authorized to act on my behalf, may, upon written request, obtain a copy of this consent. I understand this consent may be revoked at any time by sending a written request to the Company, Attn: Underwriting Department at P.O. Box 1931, Houston, TX 77251-1931. This consent will be valid for 24 months from the date of this application or for such other period permitted by applicable state law where the policy is issued. I agree that a copy of this consent will be as valid as the original. I authorize the Company, its affiliated insurers, and its affiliated service companies to obtain an investigative consumer report on me. I understand that I may: (1) request to be interviewed for the report; and (2) upon written request, receive a copy of such report.

      [ ] Check if you wish to be interviewed.

FRAUD: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

IRS CERTIFICATION: Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding (enter exempt payee code*, if applicable: _____), OR (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person*, and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (enter exemption from FATCA reporting code, if applicable: _____). **Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For contributions to an individual retirement arrangement (IRA) and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. *See General Instructions provided on the IRS Form W-9 available from IRS.gov. ** If you can complete a Form W-9 and you are a U.S. citizen or U.S. resident alien, FATCA reporting may not apply to you. Please consult your own tax advisors.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

OWNER SIGNATURE                                       AGENT(S) SIGNATURE(S)

                                                      I certify that the information supplied has
                                                      been truthfully and accurately recorded on
                                                      this application.

X                                                     AGENT NAME (printed) ________________________

OWNER TITLE ________________________________________  AGENT SIGNATURE X ___________________________
             (If Corporate Officer or Trustee)        ORIGINAL ISSUING CODE
_______________________

OWNER SIGNED AT (city, state) ______________________  LOCAL OFFICE ________________________________

OWNER SIGNED ON (date) _____________________________  AGENCY NUMBER _______________________________

PRIMARY INSURED SIGNATURE (if other than Owner)       OTHER INSURED SIGNATURE _____________________

X                                                     X
  (If under age 16, signature of parent or guardian)  (If under age 16 and coverage exceeds
                                                      $500,000, signature of both parents required.)

ICC15-108250                        Page 4 of 4                       (BAR CODE)

(AIG LOGO)                                                   HIPAA AUTHORIZATION

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT ("HIPAA")
AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

                                                         /      /
----------------------------------------------------  -------------
NAME OF INSURED/PROPOSED INSURED (PLEASE PRINT)       DATE OF BIRTH

I, the Insured/Proposed Insured above or the Insured/Proposed Insured's Personal Representative acting on behalf of the Insured/Proposed Insured, hereby authorize all of the people and organizations listed below to give American General Life Insurance Company ("AGL"), The United States Life Insurance Company in the City of New York ("US Life"), and any affiliated company, (AGL, US Life and affiliated companies collectively the "Companies"), and their authorized representatives, including agents and insurance support organizations, (collectively, the "Recipient"), the following information:

      o any and all information relating to my health (except psychotherapy notes) and my insurance policies and claims, including, but not limited to, information relating to any medical consultations, treatments, or surgeries; hospital confinements for physical and mental conditions; use of drugs or alcohol; drug prescriptions; and communicable diseases including HIV or AIDS; and

      o information about me, including my name, address, telephone number, gender and date of birth

I hereby authorize each of the following entities to provide the information outlined above:

      o     any physician, nurse or medical practitioner or practitioner group;

      o any hospital, clinic, other health care facility, pharmacy, or pharmacy benefit manager;

      o any insurance or reinsurance company (including, but not limited to, the Recipient or any of the Companies (as defined above) which may have provided me with life, accident, health, and/or disability insurance coverage, or to which I may have applied for insurance coverage, but coverage was not issued);

      o     any consumer reporting agency or insurance support organization;

      o     my employer, group policy holder, or benefit plan administrator; and

      o     the Medical Information Bureau (MIB).

I understand that the information obtained will be used by the Recipient to:

      o     determine my eligibility for insurance;

      o     underwrite my application for insurance;

      o     determine my eligibility for benefits;

      o if a policy is issued, determine my eligibility for benefits and contestability of the policy; and

      o detect fraud or abuse or for compliance activities, which may include disclosure to MIB and participation in MIB's fraud prevention or fraud detection programs.

I hereby acknowledge that the Companies are subject to certain federal privacy regulations. I understand that information released to the Recipient will be used and disclosed as described in the Notice of Health Information Privacy Practices, but that upon disclosure to any person or organization that is not a health plan or health care provider, the information may no longer be protected by federal privacy regulations.

I may revoke this authorization at any time, except to the extent that action has been taken in reliance on this authorization or other law allows the Recipient to contest a claim under the policy or to contest the policy itself, by sending a written request to: American General Life Companies Service Center, P.O. Box 4373, Houston, TX 77210-4373. I understand that my revocation of this authorization will not affect uses and disclosures of my health information by the Recipient for purposes of underwriting, claims administration and other matters associated with my application for insurance coverage and the administration of any policy issued as a result of that application.

I understand that the signing of this authorization is voluntary; however, if I do not sign the authorization, the Companies may not be able to obtain the information necessary to consider my application.

This authorization will be valid for 24 months. A copy of this authorization will be as valid as the original. I understand that I am entitled to receive a copy of this authorization.

SIGNATURE OF INSURED/PROPOSED INSURED OR              RELATIONSHIP ______________________________________
INSURED/PROPOSED INSURED'S PERSONAL REPRESENTATIVE    DESCRIPTION OF AUTHORITY OF PERSONAL REPRESENTATIVE
                                                      (if applicable) ___________________________________

X                                                     ___________________________________________________

SIGNED ON (date) ___________________________________  CONTROL NUMBER/POLICY NUMBER_______________________

SIGNOR NAME (printed) ______________________________  ___________________________________________________

                                                                      (BAR CODE)